                                                                 Exhibit 24(b)5a

                        INVESTMENT MANAGEMENT CONTRACT

     CONTRACT made this ___ day of ___________ 1997, by and between The Govett Funds, Inc. (the "Company"), a Maryland corporation, and AIB Govett, Inc. (the "Manager"), a Maryland corporation, which amends and restates the Investment Management Contract dated November 23, 1996, between the Company and John Govett & Co. Limited (now, AIB Govett Asset Management Limited), a U.K. company.

     WHEREAS, the Company is registered as an open-end, management investment company under the Investment Company Act of 1940, as amended (the "Investment Company Act"), and AIB Govett, Inc. and John Govett & Co. Limited are registered investment advisers under the Investment Advisers Act of 1940, as amended (the "Advisers Act");

     WHEREAS, the Company offers separate series of Common Stock, each series representing interests in a separate investment portfolio (such series referred to individually as a "Portfolio" and collectively as "Portfolios"), the names of which are identified on Schedule A hereto; and the Company may offer additional
                        ----------
series of Common Stock from time to time by notifying the Manager, and if the Manager is willing to render such services on the terms provided herein, such series of shares shall become a Portfolio hereunder;

     WHEREAS, AIB Asset Management Holdings Limited, the parent company of John Govett & Co. Limited and AIB Govett, Inc., has decided to reorganize its investment management operations by (i) consolidating all of John Govett & Co. Limited's U.S. operations into AIB Govett, Inc., an entity organized under the laws of the United States for the purpose of facilitating the reorganization and managed by substantially the same officers and directors as John Govett & Co. Limited, and (ii) changing the name of John Govett & Co. Limited to AIB Govett Asset Management Limited;

     WHEREAS, as part of the reorganization, and subject to the approval of the Board of Directors of the Company, (i) AIB Govett, Inc. desires to assume the responsibilities of John Govett & Co. Limited under this Contract as Manager to the Portfolios of the Company immediately prior to this amendment and restatement, and (ii) John Govett & Co. Limited, now AIB Govett Asset Management Limited, desires to become a Subadviser to those Portfolios pursuant to an Investment Subadvisory Contract;

     WHEREAS, the Board of Directors of the Company, upon a finding that the reorganization will not result in any change of actual control or management of the manager to the Portfolios, has consented to AIB Govett, Inc. assuming the
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                                                                 Exhibit 24(b)5a

responsibilities of John Govett & Co. Limited as Manager under the terms of this Contract to render investment advisory and administrative services to the Company and to each of the Portfolios; and

     WHEREAS, the Manager is willing to render such services under the terms of this Contract;

     NOW THEREFORE, it is hereby agreed:

     1. Appointment of Manager. The Company hereby appoints the Manager to act as investment adviser and administrator to the Company and its Portfolios for the period and on such terms as are set forth in this Contract. The Manager hereby accepts such appointment and agrees to render the services herein set forth for the compensation herein provided.

     2. Duties as Investment Adviser. Subject to the supervision of the Company's Board of Directors ("Board"), the Manager will be responsible for providing a continuous investment program for each of the Company's Portfolios, including the provision of investment research and management with respect to all securities and investments and cash equivalents purchased, sold or held in the Portfolios and the selection of brokers and dealers through which securities transactions for the respective Portfolios will be executed. In carrying out its responsibilities under this Contract, the Manager will at all times act in accordance with the investment objectives, policies and restrictions of each Portfolio as stated in the current Registration Statement as it may be amended from time to time ("Registration Statement") as well as all applicable rules and regulations of the Securities and Exchange Commission.

     The Manager further agrees that it will:

          (a) oversee the maintenance of all books and records with respect to the securities transactions of each Portfolio and furnish to the Board such special reports as the Board may request from time to time; and

          (b) oversee the computation of the net asset value and the net income of each Portfolio in accordance with the procedures described in the Registration Statement or as more frequently requested by the Board.

     3. Orders and Commissions. In placing orders with brokers and dealers, the Manager shall obtain the most favorable execution of such orders. However, the Manager may, in its discretion, purchase and sell portfolio securities to and from brokers and dealers who provide the Manager with research, analysis, advice and similar services, and the Manager may cause the Company to pay to those brokers or dealers, in return for research and analysis, a higher commission or spread than may be

                                                                 Exhibit 24(b)5a

charged by other brokers or dealers, provided that the Manager determines in good faith that such commission or spread is reasonable in terms either of the particular transaction or of the overall responsibility of the Manager to the Company and any other accounts with respect to which the Manager exercises investment discretion. In no instance will securities be purchased from or sold to the Manager or any affiliated person of the Manager except in accordance with the rules and regulations promulgated by the Securities and Exchange Commission pursuant to the Investment Company Act.

     4. Duties as Administrator. The Manager will assist in administering the Company's affairs subject to the supervision of the Board and the following understanding:

          (a) The Manager will supervise the Company's operations as set forth herein; provided, however, that nothing herein contained shall be deemed to relieve or deprive the Board of its responsibility for and control of the conduct of the Company's affairs;

          (b) In all matters relating to the performance of this Contract, the Manager will act in conformity with the Company's Articles of Incorporation, Bylaws and Registration Statement and with the instructions and directions of the Board and will conform to and comply with the requirements of the Investment Company Act and all other applicable Federal or state laws and regulations;

          (c) The Manager will provide the Company with such administrative and clerical services as are deemed necessary or advisable by the Board, including supervision of the maintenance of the Company's books and records as provided above;

          (d) The Manager will arrange, but not pay for, the periodic updating of prospectuses and supplements thereto, statements of additional information, proxy materials, tax returns and reports to the Company's stockholders and the Securities and Exchange Commission; and

          (e) The Manager will provide the Company with, or obtain for it, adequate office space and all necessary office equipment and services, including telephone service, heat, utilities, stationary supplies and similar items.

     5. Delegation. The Manager may delegate any of its duties as described in, or derived from, the duties set forth in paragraphs 2 and 4 of this Contract, provided that those duties set forth in paragraph 2 of this Contract may be delegated by the Manager only pursuant to written agreements which satisfy the requirements of the Investment Company Act and shall have been approved by the Company's Board, and by the shareholders of each Portfolio to which such agreement applies, in accordance

                                                                 Exhibit 24(b)5a

with the provisions of the Investment Company Act.

     6. Services Not Exclusive. The services furnished by the Manager hereunder are not to be deemed exclusive, and the Manager shall be free to furnish similar services to others so long as its services under this Contract are not impaired thereby.

     7. Books and Records. In compliance with the requirements of Rule 31a-3 under the Investment Company Act, the Manager hereby agrees that all records which it maintains for the Company and/or the Portfolios are the property of the Company and further agrees to surrender promptly to the Company any of such records upon request by the Company. The Manager further agrees to preserve for the periods prescribed by Rule 31a-2 under the Investment Company Act the records required to be maintained by it pursuant to Rule 31a-1 under the Investment Company Act.

     8. Expenses of the Company. All expenses shall be allocated among the Portfolios in accordance with the Company's Articles of Incorporation and the provisions of the Investment Company Act. During the term of this Contract, the Company will bear all expenses, not specifically assumed by the Manager, or another person, incurred in the conduct of its operations, including, without limitation, responsibility for the following:

          (a) the cost (including brokerage commissions) of securities purchased or sold by the Portfolios and any losses incurred in connection therewith;

          (b) fees payable to, and expenses incurred on behalf of the Company by, the Manager (other than fees payable by the Manager pursuant to a delegation of its duties provided in Paragraph 5 hereof);

          (c)  expenses of organizing the Company;

          (d) filing fees and expenses relating to the registration and qualification of the Company's shares and the Company under Federal and/or state securities laws and maintaining such registrations and qualifications;

          (e) fees and salaries payable to the Company's disinterested directors and officers;

          (f) taxes (including any income or franchise taxes) and governmental fees;

          (g)  costs of any liability and other insurance, or fidelity bonds;

                                                                 Exhibit 24(b)5a

          (h) any costs, expenses or losses arising out of any liability of, or claim for damages or other relief asserted against, the Company for violation of any law;

          (i) legal, accounting and auditing expenses, including legal fees of special counsel at any time retained for those directors who are not interested persons of the Company and expenses relating to the use of consulting services by the Company provided that the use of such services is approved by the Company's directors;

          (j)  charges of custodians, transfer agents and other agents;

          (k)  costs of preparing share certificates;

          (l) expenses of setting in type and printing prospectuses and supplements thereto for existing shareholders, reports, shareholder reports, and proxy materials;

          (m) costs of mailing prospectuses, statements of additional information, and supplements thereto to existing shareholders as well as shareholder reports and proxy materials;

          (n) any extraordinary expenses (including fees and disbursements of counsel) incurred by the Company;

          (o) fees, voluntary assessments and other expenses incurred in connection with membership in investment company organizations; and

          (p) costs of mailing and tabulating proxies and costs of shareholders' and directors' meetings.

     The Company may pay directly any expense incurred by it in its normal operations and, if any such payment is consented to by the Manager and acknowledged as otherwise payable by the Manager pursuant to this Contract, the Company may reduce the fee payable to the Manager pursuant to this Contract by such amount. To the extent that such deductions exceed the fee payable to the Manager for any monthly payment period, such excess shall be carried forward and deducted in the same manner from the fee payable on succeeding monthly payment dates.

     9. Expenses of the Manager. The Manager will bear all expenses incurred by it in performing its duties as investment adviser and administrator pursuant to paragraphs 2 and 4 respectively, of this Contract, including, without limitation, compensation payable to persons or organizations retained by the Manager in accordance with paragraph 5 of the Contract. The Manager may, but is not required to,

                                                                 Exhibit 24(b)5a

voluntarily assume any portion or all of the expenses that the Company is required to pay under paragraph 8 hereof. In addition, if the expenses borne by the Company in any fiscal year exceed the applicable expense limitations imposed by the securities regulations of any state in which shares are registered or qualified for sale to the public, the Manager will reimburse the Company for any excess up to the amount of the fee payable to it during that fiscal year pursuant to this Contract.

     10. Compensation. For the services provided and the expenses assumed pursuant to this Contract, the Company will pay to the Manager a monthly fee calculated at the per annum rate reflected on Schedule A to this Contract.
                                              ----------

     11. Limitation of Liability of the Manager. The Manager shall not be liable for any error of judgment or mistake of law or for any loss suffered by the Company or any of its Portfolios in connection with the matters to which this Contract relates including, without limitation, losses that may be sustained in connection with the purchase, holding, redemption, or sale of any security on behalf of any Portfolio of the Company, except a loss resulting from the willful misfeasance, bad faith or gross negligence of the Manager in the performance of its duties or from reckless disregard by it of its obligations and duties under this Contract. Any person, even though also an officer, director, partner, employee, or agent of the Manager, who may be or become an officer, director, employee or agent of the Company shall be deemed, when rendering services to the Company or any of its Portfolios or acting in any business of the Company or any of its Portfolios, to be rendering such services to, or acting solely for, the Company or any of its Portfolios and not as an officer, partner, employee, or agent or one under the control or direction of the Manager even though paid by the Manager.

     12. Duration and Termination. This Contract shall become effective upon the date first above written and, unless sooner terminated as provided herein, shall continue automatically with respect to such Portfolio(s) for successive periods of twelve months each, so long as such continuance is specifically approved with respect to such Portfolio(s) at least annually by (a) the vote of a majority of those members of the Board who are not parties to this Contract or interested persons of any such party, cast in person at a meeting called for the purpose of voting on such approval, and (b) all of the members of the Board or by vote of the holders of a majority of the outstanding voting securities of such Portfolio(s).

     Notwithstanding the foregoing, this Contract may be terminated with respect to any Portfolio or the Company at any time, without the payment of any penalty by the Company, upon the vote of the Board or the vote of a majority of the outstanding voting securities of such Portfolio or the Company and on 60 days' written notice to the Manager or by the Manager at any time, without the payment of any penalty, on 60 days' written notice to the Company. As used in this Contract, the terms "majority of the outstanding voting securities," "interested persons" and "assignment" shall have the

                                                                 Exhibit 24(b)5a

same meaning as such terms have in the Investment Company Act.

     In the event that this Contract shall not be approved in the manner provided herein or shall have been terminated with respect to any Portfolio, the Manager and the Company shall continue to be bound by the terms of this Contract with respect to any other Portfolio provided that this Contract shall have been approved in the manner contemplated herein with respect to such Portfolio.

     This contract shall terminate automatically upon its assignment.

     13. Amendment of this Contract. No provision of this Contract may be changed, waived, discharged or terminated except by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought, and no amendment of this Contract shall be effective until approved by vote of the holders of a majority of the outstanding voting securities of the Portfolio(s) affected by such amendment.

     14. Name of the Company. The Company may use the "The Govett Funds, Inc." or any name derived from or using the words "Govett," "AIB Govett" or "John Govett" only for so long as this Contract or any extension, renewal or amendment hereof remains in effect. At such time as such an agreement shall no longer be in effect, the Company will (to the extent that it lawfully can) cease to use such a name or any other name connected with The Govett Funds, Inc.

     15. Miscellaneous. The captions in this Contract are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect. If any provision of this Contract shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Contract shall not be affected thereby. This Contract shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and shall be governed by the law of the State of California. Any notice required or permitted to be given under this Contract shall be in writing and delivered either personally, by facsimile (confirming receipt by telephone), or by international air courier to the parties as follows:

If to the Company:
------------------
The Govett Funds, Inc.
250 Montgomery Street, 12th Floor
San Francisco, CA 94104
Attn: President
Tel: (415) 263-1865
Fax: (415) 263-1880

If to the Manager:
-----------------

                                                                 Exhibit 24(b)5a

AIB Govett, Inc.
250 Montgomery Street, 12th Floor
San Francisco, CA 94104
Attn: President
Tel: (415) 263-1865
Fax: (415) 263-1880


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

                                                                 Exhibit 24(b)5a

     IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their officers designated as of the day and year first above written.


                                   THE GOVETT FUNDS, INC.


                                   By:
___________________________________
                                      Title:


                                   AIB GOVETT, INC.


                                   By:
__________________________________
                                      Title:

Acknowledged and Agreed:

AIB GOVETT ASSET
MANAGEMENT LIMITED
(formerly, John Govett & Co. Limited)


By:______________________________
   Title:
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                                                                 Exhibit 24(b)5a

                                  SCHEDULE A

                                        Rate
Fund Name                               (of average daily net assets)
---------                               -----------------------------

Govett International Equity Fund                     1.00%
Govett Emerging Markets Fund                         1.00%
Govett Smaller Companies Fund                        1.00%
Govett Pacific Strategy Fund                         1.00%
Govett Latin America Fund                            1.00%
Govett Global Income Fund                            0.75%
Govett China Fund                                    1.00%
Govett Asian Smaller Companies Fund                  1.00%
Govett Europe Fund                                   1.00%